Exhibit 10.75B

SBA COMMUNICATIONS CORPORATION

2018 EMPLOYEE STOCK PURCHASE PLAN

This SBA Communications Corporation 2018 Employee Stock Purchase Plan (the “Plan”) is effective as of the Effective Date.

1. Purpose and Structure of the Plan and its Sub-Plans.

1.1 The purpose of this Plan is (a) to provide eligible employees of the Company and Participating Companies who wish to become shareholders in the Company a convenient method of doing so, (b) to encourage employees to work in the best interests of shareholders of the Company, (c) to support recruitment and retention of qualified employees, and (d) to provide employees an advantageous means of accumulating long-term investments. It is believed that employee participation in the ownership of the business will be to the mutual benefit of both the employees and the Company. This Plan document is an omnibus document which includes a sub-plan (“Statutory Plan”) designed to permit offerings of grants to employees of certain Subsidiaries that are Participating Companies where such offerings are intended to satisfy the requirements of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any Subsidiary, individual, offering or grant) and also separate sub-plans (“Non-Statutory Plans”) which permit offerings of grants to employees of certain Participating Companies which are not intended to satisfy the requirements of Section 423 of the Code. Section 6 of the Plan sets forth the maximum number of shares to be offered under the Plan (and its sub-plans), subject to adjustments as permitted under Sections 18 and 19.

1.2 The Statutory Plan shall be a separate and independent plan from the Non-Statutory Plans, provided, however, that the total number of shares authorized to be issued under the Plan applies in the aggregate to both the Statutory Plan and the Non-Statutory Plans. Offerings under the Non-Statutory Plans may be made to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions. Offerings under the Non-Statutory Plans may also be made to employees of entities that are not Subsidiaries.

1.3 All employees who participate in the Statutory Plan shall have the same rights and privileges under such sub-plan except for differences that may be mandated by local law and are consistent with the requirements of Code Section 423(b)(5). The terms of the Statutory Plan shall be those set forth in this Plan document to the extent such terms are consistent with the requirements for qualification under Code Section 423. The Administrator may adopt Non-Statutory Plans applicable to particular Participating Companies or locations that are not participating in the Statutory Plan. The terms of each Non-Statutory Plan may take precedence over other provisions in this document, with the exception of Sections 6, 18 and 19 with respect to the total number of shares available to be offered under the Plan for all sub-plans. Unless otherwise superseded by the terms of such Non-Statutory Plan, the provisions of this Plan document shall govern the operation of such Non-Statutory Plan. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to “Plan” shall be construed to include a reference to the Statutory Plan and the Non-Statutory Plans.

2. Definitions.

2.1 “Account” means the funds accumulated with respect to an individual employee as a result of deductions from such employee’s paycheck or lump sum payments made by such employee (or otherwise as permitted in certain circumstances under the terms of the Plan) for the purpose of purchasing Class A Common Stock under this Plan. The funds allocated to an employee’s Account shall be deposited in the Company’s general corporate accounts and may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate or otherwise set apart such funds allocated to an employee’s Account from any other corporate funds, except to the extent such commingling may be prohibited by the laws of any applicable jurisdiction.

2.2 “Administrator” means the Committee or the persons acting within the scope of their authority to administer the Plan pursuant to a delegation of authority from the Committee pursuant to Section 21.

2.3 “Affiliate” means an entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

2.4 “Beneficial Owner” and “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means, except as otherwise specified in any employment agreement between the participant and the Company or any Subsidiary or Affiliate, the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a) any Person or group of Persons (other than the Company or a Person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires Beneficial Ownership securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities unless such acquisition is approved by the majority of the Board members in office immediately preceding such acquisition; or

(b) there is a change in the composition of the Board over a period of twenty four (24) consecutive months (or less) such that a majority of the Board members (rounded up to the nearest whole number) ceases to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were (x) still in office at the time such election or nomination was approved by the Board and (y) not initially (A) appointed or elected to office as a result of either an actual or threatened election and/or proxy contest by or on behalf of a Person other than the Board, or (B) designated by a Person who has entered into an agreement with the Company to effect a transaction described in (a) above or (c) or (d) below; or

(c) the consummation of a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 25% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control;

(d) the consummation of a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an entity, more than fifty percent (50%) of the combined voting power of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(e) the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

2.7 “Class A Common Stock” means the Class A common stock of the Company, par value $0.01 per share.

2.8 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9 “Committee” means the Compensation Committee of the Board. The Committee may delegate its responsibilities as provided in Section 21.

2.10 “Company” means SBA Communications Corporation, a Florida corporation.

2.11 “Compensation” means, unless the Committee establishes otherwise for a future offering, all base pay, inclusive of any employer-paid leave, overtime, cash bonuses, and commissions paid to an employee by the Company or a Subsidiary in accordance with established payroll procedures.

2.12 “Enrollment Agreement” means an agreement between the Company and an employee, in such form as may be established by the Company from time to time, pursuant to which the employee elects to participate in this Plan, or elects changes with respect to such participation as permitted under the Plan.

2.13 “ESPP Broker” means a stock brokerage or other entity designated by the Company to establish accounts for Class A Common Stock purchased under the Plan by participants.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2.15 “Fair Market Value” means, as of any date, unless otherwise determined or provided by the Committee in the circumstances, (i) the closing sales price of a share of Class A Common Stock as furnished by the Nasdaq Global Select Market (“Nasdaq”) or other principal stock exchange on which the Class A Common Stock is then listed for the trading date preceding the date in question or (ii) if no sales of Class A Common Stock were reported by Nasdaq or other such exchange on that date, the closing sales price for a share of Class A Common Stock as furnished by Nasdaq or other such exchange for the next preceding day on which sales of shares of Class A Common Stock were reported by Nasdaq. If the Class A Common Stock is no longer listed or is no longer actively traded on Nasdaq or listed on a principal stock exchange as of the applicable date, the Fair Market Value of a share of Class A Common Stock shall be the value as reasonably determined by the Committee for purposes of the award in the circumstances.

2.16 “Notice” shall mean any authorization, election, request, notice or other communication transmitted or delivered by an eligible employee or participant to the Company or its designated agent under this Plan in the manner specified by the Company from time to time, in each case, on a form prescribed by the Company.

2.17 “Offering Date” as used in this Plan shall be the commencement date of an offering. A different date may be set by the Committee.

2.18 “Participating Company” means the Company and any Subsidiary or Affiliate that has been designated by the Administrator to participate in the Plan. For purposes of participation in the Statutory Plan, only the Company and its Subsidiaries may be considered Participating Companies, and the Administrator shall designate from time to time which Subsidiaries will be Participating Companies in the Statutory Plan. The Administrator shall designate from time to time which Subsidiaries and Affiliates will be Participating Companies in particular Non-Statutory Plans. The foregoing designations and changes in designation by the Administrator shall not require shareholder approval. Notwithstanding the foregoing, the term “Participating Company” shall not include any Subsidiary or Affiliate that offers its employees the opportunity to participate in an employee stock purchase plan covering the Subsidiary’s or Affiliate’s common stock.

2.19 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

2.20 “Plan” means this SBA Communications Corporation 2018 Employee Stock Purchase Plan, as may be amended from time to time.

2.21 “Purchase Date” means the last day of an offering.

2.22 “Purchase Price” is the price per share of Class A Common Stock of the Company as established pursuant to Section 5 of the Plan.

2.23 “Subsidiary” means any corporation (other than the Company), domestic or foreign, that is in an unbroken chain of corporations beginning with the Company if, on an Offering Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as described in Code Section 424(f).

3. Employees Eligible to Participate. Any employee of a Participating Company who (a) has been continuously employed by a Participating Company for at least 90 consecutive days, (b) is customarily scheduled to work at least 20 hours per week, and (c) whose customary employment is more than five (5) months in a calendar year, is eligible to participate in this Plan on the first Offering Date after the end of such 90 consecutive day period, and on each Offering Date thereafter so long as the employee continues to be employed with a Participating Company through and on such applicable Offering Date. Notwithstanding the foregoing, employees of a Participating Company who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) shall not be eligible to participate in the Statutory Plan if: (i) the grant of an option under the Plan to such employee is prohibited under the laws of such jurisdiction; or (ii) compliance with the laws of such foreign jurisdiction would cause the Statutory Plan to violate the requirements of Section 423 of the Code. During leaves of absence approved by the Committee and meeting the requirements of the applicable treasury regulations promulgated under the Code, a participant may elect to continue participation in the Plan for three months or for such longer period as permitted under applicable treasury regulations, by making cash payments to the Company on his or her normal payday equal to his or her authorized payroll deduction, or if elected, a lump sum payment prior to the relevant Purchase Date as specified in the participant’s Notice to the Company, as applicable.

4. Offerings. Subject to the right of the Company in its sole discretion to sooner terminate the Plan or to change the commencement date or term of any offering, commencing June 1, 2018, the Plan will operate with separate consecutive quarterly offerings with the following Purchase Dates: May 31, August 31, November 30 and February 28 (February 29 in leap years). The initial offering period shall start June 1, 2018 and end August 31, 2018. In order to become eligible to purchase shares, an employee must complete and submit an Enrollment Agreement and any other necessary documents before the Offering Date of the particular offering in which he or she wishes to participate. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering. Notwithstanding the foregoing, the Committee may establish (i) a different term for one or more future offerings and (ii) different commencing and ending dates for such offerings; provided, however, that in no event shall any offering exceed 27 months. In the event the first or the last day of an offering is not a regular business day, then the first day of the offering shall be deemed to be the next regular business day and the last day of the offering shall be deemed to be the last preceding regular business day.

5. Price. The Purchase Price per share shall be eighty-five percent (85%) of the Fair Market Value of the Class A Common Stock on the Purchase Date of such offering (the “Applicable Discount Price”).

6. Number of Shares to be Offered. The maximum number of shares that will be offered under the Plan is 300,000 shares, subject to adjustment as permitted under Section 19. The shares to be sold to participants under the Plan will be Class A Common Stock of the Company. If the total number of shares for which options are to be granted on any date in accordance with Section 11 exceeds the number of shares then available under the Plan or a given sub-plan (after deduction of all shares for which options have been exercised under the Plan or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as it determines is practicable and equitable. In such event, (a) the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of the reduction to each employee affected and (b) any portion of lump sum payments made but not used to purchase shares shall be returned accordingly. Any shares of Class A Common Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

7. Participation.

7.1 An eligible employee may become a participant by completing an Enrollment Agreement provided by the Company and submitting it to the Company, or with such other entity designated by the Company for this purpose, prior to the commencement of the offering to which it relates. The Enrollment Agreement may be completed at any time after the employee becomes eligible to participate in the Plan, and will be effective as of the Offering Date next following the receipt of a properly completed Enrollment Agreement by the Company (or the Company’s designee for this purpose).

7.2 An eligible employee may elect to participate in the Plan by way of payroll deductions or lump sum payments for the relevant offering period in accordance with Section 8.

7.3 The Company may require current participants to complete a new Enrollment Agreement at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

7.4 The Committee may provide, in its discretion, for automatic re-enrollment such that, at the termination of each offering, each participating employee who continues to be eligible to participate pursuant to Section 3 would be automatically re-enrolled in the next offering, unless the employee has advised the Company otherwise.

8. Payroll Deductions and Lump Sum Payments.

8.1 Payroll Deductions.

(a) Unless the eligible employee has elected to participate in the Plan under Section 8.2, an eligible employee may elect to participate in the Plan by means of payroll deductions prior to the relevant offering period by delivering to the Company, no later than the close of business on the fifth (5th) business day prior to the commencement of such offering period, a payroll deduction authorization Notice. At the time an employee files a payroll deduction authorization Notice, the employee shall elect to have deductions made from the employee’s Compensation on each payday during each calendar year, which shall be a flat amount, a percentage or a combination of both, and be equal to (i) at least 1% of the participant’s Compensation as of the Offering Date and (ii) at least twenty-five dollars ($25.00) per pay period, subject to the limitations set forth in Section 8.3 and the other restrictions set forth in the Plan. The amount of payroll withholding for each participant for each pay period shall be generally determined by dividing the annual payroll withholding amount chosen by each participant by the total number of pay periods such participant has in such calendar year, subject to the discretion of the Committee. The Committee may, from time to time, establish (x) limitations on the frequency and/or number of any permitted changes in the amount withheld during an offering, (y) payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, and (z) such other limitations or procedures as deemed advisable by the Committee in the Committee’s sole discretion that are consistent with the Plan and in accordance with the requirements of Code Section 423.

(b) All payroll deductions made for a participant shall be credited to his or her Account under the Plan.

(c) A participant may make a change in his or her participation in the Plan as provided in Section 9.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, Section 20 hereof, or any other applicable law, a participant’s payroll deductions may be decreased, including to zero, at such time during any offering which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such offering and any other offering ending within the same calendar year equal or exceed the limitation on such amounts as set forth in Section 8.3. Payroll deductions shall recommence at the rate provided in the participant’s Enrollment Agreement at the beginning of the following offering which is scheduled to end in the following calendar year, unless the participant withdraws from an offering or the Plan, pursuant to Section 9.

8.2 Lump Sum Payments.

(a) Unless the eligible employee has elected to participate in the Plan under Section 8.1, an eligible employee may elect to participate in the Plan for an offering period by delivering to the Company, no later than the close of business on the fifth (5th) business day prior to the commencement of such offering period, a Notice of election to participate in the Plan by lump sum payment. Lump sum payments remitted by the participant shall be a flat amount and shall be subject to the limitations set forth in Section 8.3 and the other restrictions set forth in the Plan.

(b) All lump sum payments remitted by a participant shall be credited to his or her Account under the Plan. Lump sum payments remitted by a participant must be remitted in current funds no later than two (2) weeks prior to the end of the applicable offering period.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, Section 20 hereof, or any other applicable law, a participant’s lump sum payment or a portion thereof may be returned at such time during any offering which is scheduled to end during the current calendar year that the aggregate of all contributions (whether by payroll deduction or lump sum payment) accumulated with respect to such offering and any other offering ending within the same calendar year equal or exceed the limitation on such amounts as set forth in Section 8.3.

8.3 Limitations on Purchase. No employee shall be granted an option under the Statutory Plan which permits his or her rights to purchase shares under the Plan and all other “employee stock purchase plans” of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of Fair Market Value of such shares (determined at the time such option is granted) for each calendar year in which the option is outstanding at any time. Notwithstanding the above, different limitations may be imposed with respect to participants in a Non-Statutory Plan or participants in the Statutory Plan who are subject to laws of another jurisdiction where lower limitations are required.

9. Change in Participation.

9.1 Decrease of Contribution or Discontinued Participation. A participant may discontinue his or her participation in the Plan as provided in Section 17, or may decrease his or her payroll deductions or lump sum payment at any time during an offering period, by delivering to the Company a new Notice authorizing a reduction in the amount of payroll deductions or lump sum amount, as the case may be.

9.2 Increase of Contribution. A participant may not increase the amount of his or her payroll deductions or lump sum contributions once the offering period has commenced.

9.3 Miscellaneous. The Administrator shall have the authority to modify the rules and regulations regarding changes in participation, by providing participants notice of such change at least 15 days prior to the Offering Date.

10. Interest. No interest will be paid or allowed on any money in the Accounts of participating employees, except to the extent payment of interest is required by the laws of any applicable jurisdiction.

11. Granting of Option. On each Offering Date, this Plan shall be deemed to have granted to the participant an option to purchase, at the Purchase Price, the largest number of whole shares of Class A Common Stock as does not exceed the number of shares determined by dividing $25,000 by the Fair Market Value of a share of Class A Common Stock on the Offering Date, subject to the limitations set forth in Section 8.3.

12. Exercise of Option.

12.1 Each employee who continues to be a participant in an offering on the last business day of that offering shall be deemed to have exercised his or her option on that date and shall be deemed to have purchased from the Company, at the Purchase Price, the number of whole shares of Class A Common Stock reserved for the purpose of the Plan as the balance of his or her Account on such date will pay for.

12.2 Any cash balance remaining in a participant’s Account at the termination of an offering (after exercise of his or her option) shall, at the election of the Company, be either carried over in the participant’s Account and applied to the purchase of Class A Common Stock in the next offering, provided the participant participates in the next offering and the purchase complies with Section 20, or refunded to the participant.

13. Tax Obligations. To the extent any (i) grant of an option to purchase shares, (ii) purchase of shares, or (iii) disposition of shares purchased under the Plan gives rise to any tax withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction), the Administrator may implement appropriate procedures to ensure that such tax withholding obligations are met. Those procedures may include, without limitation, increased withholding from an employee’s current compensation, cash payments to the Company or another Participating Company by an employee, or a sale of a portion of the Class A Common Stock purchased under the Plan, which sale may be required and initiated by the Company.

14. Employee’s Rights as a Shareholder. No participating employee shall have any right as a shareholder with respect to any shares until the shares have been purchased in accordance with Section 12 above and the Class A Common Stock has been issued by the Company.

15. Evidence of Stock Ownership.

15.1 Following the end of each offering, the number of shares of Class A Common Stock purchased by each participant shall be deposited into an account established in the participant’s name at the ESPP Broker.

15.2 A participant shall be free to undertake a disposition (as that term is defined in Section 424(c) of the Code) of the shares in his or her ESPP Broker account at any time, whether by sale, exchange, gift, or other transfer of legal title, but in the absence of such a disposition of the shares, the shares must remain in the participant’s ESPP Broker account until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to shares for which the Section 423(a) holding period has been satisfied, the participant may move those shares to another brokerage account of participant’s choosing.

15.3 Notwithstanding the above, a participant who is not subject to income taxation under the Code may move his or her shares to another brokerage account of his or her choosing at any time, without regard to the satisfaction of the Section 423(a) holding period.

16. Rights Not Transferable. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions or lump sum payments credited to his or her Account or an option or any rights with regard to the exercise of an option or rights to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, the action or claim will be treated as an election to withdraw funds in accordance with Section 17. During the employee’s lifetime, only the employee can make decisions regarding the participation in or withdrawal from an offering under the Plan.

17. Termination of Participation or Transfer of Employment.

17.1 Early Termination of Participation; Voluntary Withdrawal.

(a) A participant may terminate his or her obligation to make any additional payments into the Plan, either by additional payroll deductions or by additional lump sum payments, at any time during an offering period by delivering a Notice of such early termination to the Company. Upon delivery of such Notice, all payroll deductions will cease and/or the participant will be relieved from any future lump sum payment obligations, as applicable. Upon any such early termination, such participant may elect either to withdraw from the Plan pursuant to Section 17.1(b) below or to have amounts credited to his or her Account for the purchase of Class A Common Stock pursuant to Section 12. A participant who early terminates his or her participation in the Plan during any offering period shall not be permitted to resume making contributions, or remitting lump sum payments, as applicable, to the Plan during such offering period.

(b) A participant may withdraw from the Plan at any time by delivering a Notice to the Company prior to the close of business on a Purchase Date. Within 21 days after the Notice of withdrawal is delivered, the Company shall refund the entire amount, if any, in a participant’s Plan Account to him or her, and the following shall be deemed automatically terminated: (i) the participant’s Notice authorizing payroll deduction or electing to participate in the Plan by remitting a lump sum payment, as applicable, (ii) his or her interest in the Plan and (iii) his or her option under the Plan. Any eligible employee who withdraws from the Plan may again become a participant in accordance with Sections 7 and 8.

17.2 Termination of Employment. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the Account of a participating employee shall be paid to the employee or his or her estate. Whether and when employment is deemed terminated for purposes of this Plan shall be determined by the Administrator in its sole discretion and may be determined without regard to statutory notice periods or other periods following termination of active employment.

17.3 Transfer of Employment.

(a) In the event that a participant who is an employee of a Participating Company in a Non-Statutory Plan is transferred and becomes an employee of a different Participating Company in a Non-Statutory Plan, during an offering, such individual may, subject to the terms and eligibility of the Non-Statutory Plan of the new employer, become a participant under the Non-Statutory Plan of the new employer for the duration of the offering in effect at that time. Unless otherwise required under local law, any payroll deductions, lump sum payments or other approved contributions may continue to be held by the Participating Company former employer of the participant for the remainder of the offering. At the next Purchase Date, all payroll deductions and other approved contributions made by or to such Participating Company former employer and/or the employer Participating Company shall be aggregated for the purchase of shares of Class A Common Stock under, and subject to the terms and limitations of, the Non-Statutory Plan of the new employer.

(b) In the event that an employee of a Participating Company in the Statutory Plan and who is a participant in the Statutory Plan is transferred and becomes an employee of a Participating Company in a Non-Statutory Plan during an offering, such individual may, subject to the terms and eligibility of the Non-Statutory Plan of the new employer, become a participant under the

Non-Statutory Plan of the new employer for the duration of the offering in effect at that time. Unless otherwise required under local law, any payroll deductions or lump sum payments may continue to be held by the Participating Company former employer for the remainder of the offering. At the next Purchase Date, all payroll deductions and other approved contributions made by or to the Participating Company former employer and/or the employer Participating Company may be aggregated for the purchase of shares of Class A Common Stock under, and subject to the terms and limitations of, the Non-Statutory Plan of the new employer.

18. Amendment or Discontinuance of the Plan.

18.1 The Board may amend the Plan in such respects as it shall deem advisable; provided, however, that, to the extent required for compliance with Code Section 423 or any applicable law or regulation, shareholder approval will be required for any amendment that will (i) increase the total number of shares as to which options may be granted under the Plan, except as provided in Section 19, (ii) modify the class of employees eligible to receive options, or (iii) otherwise require shareholder approval under any applicable law or regulation; and provided further, that except as provided in this Section 18, no amendment to the Plan shall make any change in any option previously granted which adversely affects the rights of any participant.

18.2 The Plan shall become effective upon approval by the Company’s shareholders in accordance with the Company’s Articles of Incorporation and Bylaws and applicable state law and stock exchange rules (the “Effective Date”), and shall continue in effect for ten years after the Effective Date. If shareholder approval is not obtained, then this Plan and any grants made hereunder, shall immediately terminate and be null and void. Notwithstanding the foregoing, the Board may at any time and for any reason suspend or terminate the Plan. During any period of suspension or upon termination of the Plan, no options shall be granted.

18.3 Except as provided in Section 19, no such termination of the Plan may affect options previously granted, provided that the Plan or an offering may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an offering then in progress if the Board determines that termination of the Plan and/or the offering is in the best interests of the Company and the shareholders or if continuation of the Plan and/or the offering would cause the Company to incur adverse accounting charges as a result of a change after the Effective Date in the generally accepted accounting principles applicable to the Plan.

19. Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the structure of the Class A Common Stock of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares available for purchase under the Plan, and in the number of shares which an employee is entitled to purchase including, without limitation, closing an offering early and permitting purchase on the last business day of the reduced offering period, or terminating an offering and refunding participants’ Account balances.

20. Share Ownership. Notwithstanding anything in the Plan to the contrary, no employee shall be permitted to participate in the Plan if the employee, immediately after the applicable Purchase Date, owns shares (including all shares that may be purchased under outstanding options under the Plan) possessing 5% or more of the total combined voting power or value of all classes of shares of the capital stock of the Company or any Subsidiary. For the foregoing purposes, the rules of Section 424(d) of the Code shall apply in determining share ownership, and shares the employee may purchase under outstanding options shall be treated as owned by the employee.

21. Administration and Authority.

21.1 The Plan shall be administered by the Committee. The Committee may delegate any or all of its authority under this Plan to such senior officer(s) of the Company as it may designate, to the extent not prohibited by law or rules of Nasdaq. The authority that may be delegated by the Committee includes, without limitation, the authority to (i) establish Non-Statutory Plans and determine the terms of such sub-plans (including, without limitation, rules and procedures regarding handling of payroll deductions or other approved contributions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates that vary with local requirements and determining the eligible employees that may enroll in a Non-Statutory Plan), (ii) designate from time to time which Subsidiaries will participate in the Statutory Plan, which Subsidiaries and Affiliates will be Participating Companies, and which Participating Companies will participate in a particular Non-Statutory Plan, (iii) determine procedures for eligible employees to enroll in or withdraw from a sub-plan, setting or changing payroll deduction amounts, and obtaining necessary tax withholdings, (iv) allocate the available shares under the Plan to the sub-plans for particular offerings, and (v) adopt amendments to the Plan or any sub-plan including, without limitation, amendments to increase the shares available for issuance under the Plan pursuant to Section 19 (but not including increases in the available shares above the maximum permitted by Sections 6 and 19 which shall require Board and shareholder approval).

21.2 The Administrator shall be vested with full authority and discretion to construe the terms of the Plan and make factual determinations under the Plan, and to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Administrator in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant. The Administrator may retain outside entities and professionals to assist in the administration of the Plan including, without limitation, a vendor or vendors to perform enrollment and brokerage services. The authority of the Administrator will specifically include, without limitation, the power to make any changes to the Plan with respect to the participation of employees of any Subsidiary or Affiliate that is organized under the laws of a country other than the United States of America when the Administrator deems such changes to be necessary or appropriate to achieve a desired tax treatment in such foreign jurisdiction or to comply with the laws applicable to such non-U.S. Subsidiaries or Affiliates. Those changes may include, without limitation, the exclusion of particular Subsidiaries or Affiliates from participation in the Plan, modifications to eligibility criteria, maximum number or value of shares that may be purchased in a given period, or other requirements set forth herein; and procedural or administrative modifications. Any modification relating to offerings to a particular Participating Company will apply only to that Participating Company, and will apply equally to all similarly situated employees of that Participating Company. The rights and privileges of all employees granted options under the Statutory Plan shall be the same. To the extent any changes approved by the Administrator would jeopardize the tax-qualified status of the Statutory Plan, the change shall cause the Participating Companies affected thereby to be considered Participating Companies under a Non-Statutory Plan or Non- Statutory Plans instead of the Statutory Plan.

21.3 Notwithstanding the provisions of Sections 21.1 and 21.2 above, in the event that Rule 16b-3 promulgated under the Exchange Act or any successor provision thereto (“Rule 16b-3”) provides specific requirements for the administrators of plans of this type, the Plan shall only be administered by such body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any person that is not “disinterested” as that term is used in Rule 16b-3.

22. Notices. All Notices by a participant to the Company or other entity designated for a particular purpose under or in connection with the Plan shall be deemed to have been duly given when received by the Company or other designated entity, or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

23. Change in Control. In the event of a Change in Control, any offering then in progress shall be shortened by setting a new Purchase Date specified before the date of the Change in Control, unless the Committee shall, in its sole discretion, provide for the assumption or substitution of outstanding options in a manner complying with Section 424(a) of the Code. The Administrator shall notify each participant in writing, prior to the new Purchase Date, that the Purchase Date for the participant’s option has been changed to the new Purchase Date and that the participant’s option shall be exercised automatically on the new Purchase Date, unless prior to such date the participant has withdrawn from an offering then in progress or the Plan as provided in Section 9.

24. Dissolution or Liquidation of the Company. In the event of the proposed dissolution or liquidation of the Company, the offering then in progress shall be shortened by setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee in its sole discretion. The new Purchase Date shall be a specified date before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each participant in writing, prior to the new Purchase Date, that the Purchase Date for the participant’s option has been changed to the new Purchase Date and that the participant’s option shall be exercised automatically on the new Purchase Date, unless prior to such date the participant has withdrawn from an offering then in progress or the Plan as provided in Section 9.

25. Limitations on Sale of Stock Purchased Under the Plan. The Plan is intended to provide Class A Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of the employee’s own affairs. An employee, therefore, may sell Class A Common Stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable Federal, state or foreign securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE COMPANY’S CLASS A COMMON STOCK.

26. Governmental Regulation/Compliance with Applicable Law/Separate Offering. The Company’s obligation to sell and deliver shares of the Company’s Class A Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares. In addition, the terms of an offering under this Plan, or the rights of an employee under an offering, may be modified to the extent required by applicable law. For purposes of this Plan, the Administrator also may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Companies will participate, even if the dates of the offerings are identical.

27. No Employment/Service Rights. Nothing in the Plan shall confer upon any employee the right to continue in employment for any period of specific duration, nor interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate employing such person), or of any employee, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

28. Dates and Times. All references in the Plan to a date or time are intended to refer to dates and times determined pursuant to U.S. Eastern Time. Business days for purposes of the Plan are U.S. business days.

29. Masculine and Feminine, Singular and Plural. Whenever used in the Plan, a pronoun shall include the opposite gender and the singular shall include the plural, and the plural shall include the singular, whenever the context shall plainly so require.

30. Governing Law. The Plan shall be governed by the laws of the State of Florida without giving effect to principles of conflict of laws, and applicable federal law.

31. No Liability of Committee Members. No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such Committee member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.